SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	22-1657560
(State of Incorporation or Organization)	(IRS Employer Identification Number)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.40% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:        333-180640

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES
TO BE REGISTERED

A description of the 5.40% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption “Description of the Series L Preferred Shares” in the Prospectus Supplement, dated January 17, 2013, to the Prospectus, dated April 10, 2012, constituting a part of the Registration Statement on Form S-3 (File No. 333-180640) of Vornado Realty Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Shares of Beneficial Interest of Vornado Realty Trust -- Description of Preferred Shares of Vornado Realty Trust” in the Prospectus, dated April 10, 2012, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Vornado under Rule 424(b) under the Securities Act will be deemed to be incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VORNADO REALTY TRUST

	By:	/s/ Joseph Macnow
Joseph Macnow,
Executive Vice President -
Finance and Administration and
Chief Financial Officer

Dated: January 25, 2013

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1

Articles of Restatement of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on July 30, 2007 - Incorporated by reference to Exhibit 3.75 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 001-11954), filed on July 31, 2007.

3.2

Articles Supplementary Classifying Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated April 20, 2011 (File No. 001-11954), filed on April 21, 2011.

3.3

Articles Supplementary Classifying 800,000 of Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated May 10, 2011 (File No. 001-11954), filed on May 10, 2011.

3.4

Articles Supplementary Classifying 1,000,000 of Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated August 4, 2011 (File No. 001-11954), filed on August 5, 2011.

3.5

Articles Supplementary Classifying Vornado Realty Trust’s 5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated July 18, 2012 (File No. 001-11954), filed on July 18, 2012.

3.6

Articles Supplementary Classifying Vornado Realty Trust’s 5.40% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — filed herewith.

3.7

Amended and Restated Bylaws of Vornado Realty Trust, as amended on March 2, 2000 — Incorporated by reference to Exhibit 3.12 to Vornado Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-11954), filed on March 9, 2000.

4.1

Specimen certificate evidencing Vornado Realty Trust’s Common Shares of Beneficial Interest, par value $0.04 per share — Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Vornado Realty Trust’s Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995.

EXHIBIT NO.	DESCRIPTION

4.2

Specimen certificate evidencing Vornado Realty Trust’s $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997.

4.3

Specimen certificate evidencing Vornado Realty Trust’s Series B 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on March 15, 1999.

4.4

Specimen certificate evidencing Vornado Realty Trust’s Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999.

4.5

Specimen certificate evidencing Vornado Realty Trust’s Series E 7.00% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.5 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 20, 2004.

4.6

Specimen certificate evidencing Vornado Realty Trust’s Series F 6.75% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.6 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on November 17, 2004.

4.7

Specimen certificate evidencing Vornado Realty Trust’s Series G 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 4.7 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on December 21, 2004.

4.8

Specimen certificate evidencing Vornado Realty Trust’s Series H 6.750% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 4.8 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on June 16, 2005.

4.9

Specimen certificate evidencing Vornado Realty Trust’s Series I 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 4.9 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 30, 2005.

EXHIBIT NO.	DESCRIPTION

4.10

Specimen certificate evidencing Vornado Realty Trust’s Series J 6.875% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.10 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on April 21, 2011.

4.11

Specimen certificate evidencing Vornado Realty Trust’s Series K 5.70% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.11 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on July 18, 2012.

4.12

Specimen certificate evidencing Vornado Realty Trust’s Series L 5.40% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — filed herewith.